Exhibit 10.1

GENERAL MOTORS COMPANY

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE I

NAME AND PURPOSE; EFFECTIVE DATE

1.1	The name of this Plan is the General Motors Company Deferred Compensation Plan for Non-Employee Directors. Its purpose is to provide Non-Employee Directors of General Motors Company with a means to defer Compensation earned as a Director.

1.2	The Plan shall be effective as of January 1, 2011.

ARTICLE II

DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in the capitalized form in the Plan, shall have the meanings set forth below.

2.1	“Account” means an unfunded deferred compensation account established and maintained under the Plan for each Participant.

2.2	“Average Market Price” means the average of the highest and lowest sales prices of GM Common Stock on any valuation date under the Plan as reported in The Wall Street Journal (or, if such prices are not reported in The Wall Street Journal, in another reliable, widely available source of such prices as designated by the Committee).

2.3	“Beneficiary” means the person, persons or trust designated in writing by the Participant to receive any benefits from the Plan due to the death of the Participant. If no Beneficiary is designated, the Beneficiary shall be the Participant’s estate.

2.4	“Board” means the Board of Directors of General Motors Company.

2.5	“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

2.6	“Committee” means the Directors and Corporate Governance Committee of the Board.

2.7	“Common Stock” means the common stock, $0.01 par value, of the Company as listed on the New York Stock Exchange.

2.8	“Company” means General Motors Company, a Delaware corporation.

Adopted October 5, 2010	1

2.9	“Compensation” means the annual retainer paid to the Director in cash for serving as a member of the Board, but does not include any amounts earned for serving on Committees of the Board or as a Committee Chair, Lead Director, Chairman of the Board or otherwise.

2.10	“Dividend Equivalent” means Share Units equal in value to dividends, if any, paid on shares of Common Stock of the Company.

2.11	“Mandatory Deferral” means the amount or percentage of each Director’s Compensation required to be deferred into Share Units as annually determined by the Board based upon the recommendation of the Committee.

2.12	“Non-Employee Director” or “Director” means any individual who is a member of the Board but who is not otherwise an employee of the Company or any of its subsidiaries, nor has otherwise been an employee.

2.13	“Participant” means any Non-Employee Director who elects to participate in the Plan or whose Compensation is or was subject to Mandatory Deferral pursuant to Article V.

2.14	“Plan” means the General Motors Company Deferred Compensation Plan for Non-Employee Directors, as it may be amended from time to time.

2.15	“Share Unit” means a hypothetical share of Common Stock of the Company that is credited to a Participant’s Account. Share Units shall not have any voting rights, shall not represent any actual shares of Common Stock, and shall not give any Participant any rights as a stockholder in the Company.

ARTICLE III

ADMINISTRATION

3.1	The Plan shall be administered by the Committee. The Committee shall interpret the Plan, prescribe, amend and rescind the rules relating to it from time to time as it deems proper and in the best interests of the Company, and to take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Committee shall be final and conclusive and binding on all Participants.

ARTICLE IV

ELIGIBILITY

4.1	Eligibility to participate in the Plan is limited to Non-Employee Directors.

Adopted October 5, 2010	2

ARTICLE V

MANDATORY DEFERRAL

5.1	Any determination by the Board to require the Mandatory Deferral of all or a portion of each Director’s Compensation shall be made no later than December 31 of the calendar year immediately preceding the year in which the Compensation is to be earned. Any Mandatory Deferral pursuant to this Section shall remain in effect, until terminated or modified by the Board, with respect to Compensation payable in future years. Such Mandatory Deferral election shall become irrevocable as of December 31 of the year immediately preceding the year in which such Compensation otherwise would have been payable for services on the Board. Any such Compensation which is mandatorily deferred pursuant to this section shall be credited to the Participant’s Account in the form of Share Units and shall be entitled to Dividend Equivalents, if any dividends are paid on shares of Common Stock of the Company. The value of Share Units attributable to a Mandatory Deferral shall be payable in cash in a lump sum or in up to five annual installments, as elected by the Director pursuant to Article VI on, or commencing on, January 31 of the year following the year in which the Participant’s service as a Director terminates, or as soon as practicable, but in no event later than December 31 immediately following such January 31.

ARTICLE VI

ELECTION OF DEFERRAL

6.1	In the event of a Mandatory Deferral pursuant to Article V, any election of a Director to voluntarily defer Compensation pursuant to this Article VI shall apply only to Compensation which is not subject to Mandatory Deferral.

6.2	On or before December 31 of each year prior to the year Compensation is to be earned, each Director, or nominee for election as a Director, must make an irrevocable election to defer receipt of all or a specified portion of his or her Compensation otherwise payable during the following year for service on the Board. Any such election shall become irrevocable as of December 31 of the year of election.

6.3	Any election to defer Compensation pursuant to this Section shall be credited annually in Share Units valued under Article VII below to each Participant’s Account on December 31 of the year in which the Compensation was earned.

6.4	A newly elected Director may elect to defer Compensation for the remainder of the calendar year in which he or she joins the Board. Any such election must be made within 30 days following the date of his or her election to the Board and shall be effective with respect to Compensation earned on and after the first day of the month next following the date on which such election becomes irrevocable and ending on the next following December 31.

Adopted October 5, 2010	3

6.5	A Director may elect to defer Compensation by giving written notice to the Company on or before December 31 of the calendar year immediately preceding the year in which the Compensation is to be earned. Such notice will include:

(a)	The percentage of Compensation to be deferred and credited to the Participant’s Account in the form of Share Units. Each Participant may make an election to defer 50% or 100%; and

(b)	The method of distribution, either a lump sum cash payment or a number of annual cash installments (not to exceed five), for the Compensation deferred. The method of distribution elected by the Participant shall apply to both voluntary and Mandatory Deferrals. For purposes of Section 409A of the Code, each installment shall be treated as a separate payment.

6.6	The elections set forth in such notice shall be given continuing effect for subsequent years until a new notice terminating such previous elections or specifying different elections shall be delivered to the Company. Any new notice shall apply only to Compensation earned in years subsequent to the year in which such new notice is delivered and shall become irrevocable as of December 31 of the year in which such new notice is delivered.

ARTICLE VII

VALUATION OF DEFERRED COMPENSATION ACCOUNTS

7.1	Amounts deferred will be converted into Share Units determined by dividing the amount of Compensation deferred each calendar year by the average daily closing market price of GM Common Stock as reported in The Wall Street Journal for that calendar year. If applicable, Dividend Equivalents in the form of additional Share Units will be credited to the Participant’s Account annually on December 31 in an amount equal to the sum of the per share cash dividend of GM Common Stock multiplied by the number of Share Units in the Participant’s Account on December 31 after giving effect to that year’s annual credit pursuant to Article 5 and 6 above, and then divided by the Average Market Price of such stock on each dividend payment date.

7.2	Balances in Participant Accounts will continue to accrue Dividend Equivalents, if applicable, until distributed in accordance with provisions of the Plan. In the event of any change in the number or kind of any outstanding shares of the Company, appropriate adjustments will be made in the number of Share Units credited to a Participant’s Account.

7.3	The value of the Account for purposes of distribution to the Participant will be determined by multiplying the number of Share Units credited to the Account by the average daily closing market price of GM common stock as reported in The Wall Street Journal for the calendar quarter prior to payment.

Adopted October 5, 2010	4

7.4	As further described in Article X, a Participant will not have any interest in the deferred compensation held in his or her Account until it is distributed in accordance with the Plan.

ARTICLE VIII

METHOD OF DISTRIBUTION OF DEFERRED COMPENSATION

8.1	No distribution of deferred compensation may be made except as provided in this Section.

8.2	Amounts deferred and credited under this Plan are not available until after the Director retires or otherwise separates from the Board. After a Director leaves the Board, payment under this Plan will be made in cash, based on the number of Share Units in a Participant’s Account, valued at the market price as provided in section 7.3 above. The value of a Participant’s Account is payable in accordance with his or her deferral election, either in a lump sum cash payment or in up to five annual cash installments as provided in sections 5.1 and 6.5(b) above.

8.3	If annual installments are elected, the amount of the first payment will be a fraction of the value of the Participant’s Account as of December 31 of the year preceding payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment will be a fraction of the value as of December 31of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. The distribution of the Participant’s Account will be made on, or commence on, January 31 of the year following the year in which the Participant’s service as a Director terminates, or as soon as practicable, but in no event later than December 31 immediately following such January 31.

ARTICLE IX

DISTRIBUTION UPON DEATH

9.1	A Participant may designate a Beneficiary or Beneficiaries to receive amounts credited under the Plan in the event of the Participant’s death. A designation of Beneficiary or Beneficiaries shall be on a form prescribed by and filed with the Secretary of the Committee. In the event of the Participant’s death, the unpaid amount reflected in the Participant’s Account will be paid to his or her Beneficiary, or if none has been designated, to his or her estate. Such payment will be made in one lump sum, in cash, on January 31 of the year following the year of death, or as soon as practicable, but in no event later than December 31 immediately following such January 31. The value of the Account on the date of payment will be determined in accordance with the provisions of Article VII hereof.

Adopted October 5, 2010	5

ARTICLE X

PARTICIPANT’S RIGHTS UNSECURED

10.1	A Participant shall not have any interest in any deferred Compensation credited to his or her Account until it is distributed in accordance with the Plan. All amounts deferred under the Plan shall remain the sole property of the Company, subject to the claims of its general creditors and available for use by the Company for whatever purposes are desired. With respect to amounts deferred, a Participant shall be merely a general creditor of the Company and the obligation of the Company hereunder shall be purely contractual and shall not be funded or secured in any way.

ARTICLE XI

NON-ASSIGNABILITY

11.1	The right of a Participant to the payment of deferred Compensation as provided in this Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation, except as provided in Article IX.

ARTICLE XII

STATEMENT OF ACCOUNTS

12.1	Account statements shall be sent to each Participant as soon as practicable following the close of each calendar year.

ARTICLE XIII

BUSINESS DAYS

13.1	If any date specified herein falls on a Saturday, Sunday or legal holiday such date shall be deemed to refer to the next GM business day after that date unless such date is December 31, in which case such date shall be deemed to refer to the immediately prior GM business day.

ARTICLE XIV

AMENDMENTS AND TERMINATION

14.1

This Plan may at any time be amended, modified or terminated by the Committee to comport with changes in the Code, or the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations promulgated thereunder. In addition the Committee may, in its sole discretion, modify the terms and conditions of the Plan in response to and consistent with any changes in other applicable law, rule or regulation. The Committee also reserves the right to modify the Plan from time to time, or to terminate the Plan entirely; provided, however, that no modification of the Plan, except for such modifications as may be required by law, rule or regulation, will operate to annul

Adopted October 5, 2010	6

an election already in effect for the current calendar year or any preceding calendar year. The Committee shall not amend or terminate the Plan or an Account if such action would result in tax and penalties under Section 409A of the Code.

14.2	It is the Company’s intent that the Plan complies in all respects with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), or its successor, and any regulations promulgated thereunder. If any provision of the Plan is found not to be in compliance with such Rule and such regulations, the provision will be deemed null and void, and the remaining provisions of the Plan will continue in full force and effect. All transactions under this Plan will be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

Adopted October 5, 2010	7